Exhibit 10.4

SAFLINK CORPORATION

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT is made and entered into on this 6th day of June, 2001, BETWEEN:

(1)	SAFLINK Corporation, a Delaware corporation (“SAFLINK”); and,

(2)	Glenn Argenbright (“the Employee”), a resident of Elk Grove, California.

SAFLINK AND THE EMPLOYEE HEREBY AGREE, in consideration of the mutual obligations and covenants set forth below, to the following terms and conditions:

1.	Employment

SAFLINK shall employ the Employee on an at-will basis effective on the date specified above, subject to the terms and conditions set forth in this Employment Agreement (“the Employment”).

2.	Duties

2.1	SAFLINK shall employ the Employee as President and Chief Executive Officer. The Employee shall faithfully and diligently perform the duties and responsibilities assigned to him by SAFLINK in its sole discretion. The Employee expressly acknowledges and agrees that it is necessary to submit to a finger, eye and voice scan to utilize SAFLINK’s software to perform the Employee’s required duties. SAFLINK may, in its sole discretion, alter the Employee’s position or job duties, as it deems appropriate.

2.2	The Employee shall devote all of his time, attention, and best efforts to SAFLINK’s business.

2.3	The Employee agrees to comply with all federal, state, and local laws applicable to his Employment. The Employee further agrees to fully cooperate with SAFLINK in complying with all of SAFLINK’s legal obligations and shall provide any information necessary or requested to satisfy such legal obligations, including but not limited to a taxpayer identification number or other identifying information used in the reporting of income to federal, state and local tax authorities. The Employee agrees to comply with all of SAFLINK’s rules, regulations, and policies in force during the Employment.

3.	Compensation

3.1	The Employee’s initial salary shall be one hundred thousand dollars ($100,000) per year. The employee shall also receive 250,000 options to purchase SAFLINK Corporation Common Stock vesting annual over three (3) years commencing from grant date subject to Board approval. The compensation in no way alters the at-will nature of the Employee’s employment. SAFLINK may, in its sole discretion, increase, decrease, or otherwise alter the Employee’s salary at any time. SAFLINK may also make deductions or withholdings as required by applicable State and Federal law, or as may be or has been consented to by the Employee.

3.2	The Employee shall receive such fringe benefits and be entitled to participate in such insurance or other benefit plans which are made available to comparable full-time employees of SAFLINK from time to time. It is expressly understood and agreed that, consistent with applicable law, SAFLINK may from time to time, in its sole discretion, discontinue or modify the terms and conditions of any benefits made available to the Employee.

4.	Reasonableness of Restrictions

The Employee acknowledges that, during the Employment, SAFLINK will provide the Employee with the use of and access to trade secrets and confidential information. In turn, the Employee recognizes that, while performing his duties hereunder he will have access to and come into contact with trade secrets and confidential information belonging to SAFLINK and will obtain personal knowledge of and influence over its customers and/or employees. The Employee therefore agrees that the restrictions contained in Sections 5, 6 and 7 are reasonable and necessary to protect the legitimate business interests of SAFLINK.

5.	Duty of Loyalty

The Employee agrees that he shall devote his full working time, attention and efforts to SAFLINK’s business. In all aspects of the Employee’s employment with SAFLINK, the Employee shall act in the utmost good faith, fair dealing with SAFLINK, and fully disclose to SAFLINK all information which SAFLINK might reasonably consider important to SAFLINK’s business. While employed by SAFLINK, the Employee shall not establish, operate, participate in, advise, or assist to establish in any manner whatsoever any business in competition with SAFLINK’s business, and the Employee shall not take any preliminary or preparatory steps toward establishing or operating such a business, including soliciting clients or other employees of SAFLINK with respect to such business prospects, or even discussing said business prospects with clients or other employees of SAFLINK. The Employee shall not take action which would divert from SAFLINK any business opportunity in which SAFLINK may or could be interested. The Employee shall immediately notify SAFLINK of any actual or potential business opportunity related to SAFLINK’s core business of which the Employee becomes aware, whether or not the Employee believes the opportunity is of interest to SAFLINK.

6.	Confidentiality

6.1	The Employee shall neither during the Employment (except in the proper performance of his duties) nor at any time (without limit) after the termination thereof, howsoever arising, directly or indirectly:

6.1.1	use for his own purposes or those of any other person, company, business entity, or other organization whatsoever, or,

6.1.2	disclose to any person, company, business entity, or other organization whatsoever,

any trade secrets or confidential information relating or belonging to SAFLINK, including but not limited to any such information relating to clients or customers, client or customer lists or requirements, market information, product designs, business plans or dealings, financial information and plans, trading models, market access information, research activities, any document marked Confidential, or any information which the Employee has been told is Confidential or which he might reasonably expect SAFLINK would regard as Confidential, or any information which has been given SAFLINK in confidence by customers, suppliers, or other persons. Even if a document has not been marked “Confidential,” the Employee shall treat the document and its contents as confidential information if the Employee has been told or otherwise knows or reasonably should know the document and its contents are confidential.

6.2	The Employee shall not at any time during the continuance of the Employment with SAFLINK make any notes or memoranda relating to any matter within the scope of SAFLINK’s business, dealings, or affairs otherwise than for the benefit of SAFLINK.

6.3	In the event of a breach or a threatened breach by the Employee of the provisions of this Section, SAFLINK shall be entitled to an injunction restraining the Employee from disclosing, in whole or in part, such information or from rendering any services to any person, firm, corporation, association, or other entity to whom such information has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting SAFLINK from pursuing any other remedies available to SAFLINK for such breach or threatened breach, including the recovery of damages from the Employee.

7.	Copyright, Inventions And Patents

7.1	The Employee agrees to make prompt full written disclosure to SAFLINK and to hold in trust for the sole right, benefit, and use of SAFLINK, any inventions, discoveries, developments and improvements (“Inventions”), whether or not patentable, and works of authorship, whether or not copyrightable, which are conceived, developed, or reduced to practice, or caused to be conceived, developed, or reduced to practice, during the Employee’s employment.

7.2	The Employee further agrees to assign and does hereby assign to SAFLINK all right, title, and interest in and to all such Inventions and works of authorship, and further agrees, during the Employment and thereafter, at SAFLINK’s request and expense, to review, execute, acknowledge and deliver any and all papers necessarily related to applications for patents and copyrights, and to execute any oath or declaration and verify any document in connection with carrying out the terms of this Agreement, except that, consistent with the provisions of the Washington Employee Patent Act, Title 49, Chapter 49.44, the Employee shall not be obligated to assign an Invention or work of authorship for which no equipment, supplies, facilities, or trade secret information of SAFLINK was used, and which was developed entirely on the Employee’s own time unless:

7.2.1	the invention relates to:

7.2.1.1	the business of SAFLINK; or

7.2.1.2	SAFLINK’s actual or demonstrably anticipated research or development; or

7.2.2	the invention results from any work performed by the Employee for SAFLINK.

Notice is hereby provided that the obligation by the Employee to assign Inventions under this Agreement does not apply to an invention which qualifies under the provisions of the Washington Employee Patent Act, Title 49, Chapter 49.44, or any revisions thereof or amendments thereto.

7.3	In the event SAFLINK is unable for any reason whatsoever to secure the signature of the Employee to any lawful and necessary documents required, including those necessary for the assignment of, application for, or prosecution of any United States or foreign applications for letters patent or copyright, the Employee hereby irrevocably designates and appoints SAFLINK and its duly authorized officers and agents as agent and attorney in fact, to act for and on the Employee’s behalf and stead to execute and file any such application, and to do all other lawfully permitted acts to further the assignment, prosecution and issuance of letters patent or copyright thereof, with the same legal force and effect as if executed by the Employee. The Employee hereby waives and quitclaims to SAFLINK any and all claims of any nature whatsoever which the Employee may now have or may hereafter have for infringement of any patent or copyright resulting from such application.

7.4	The Employee agrees that any copyrights in work produced by the Employee during his employment with SAFLINK which relate to past, present or foreseeable business, products, developments, technology or activities of SAFLINK shall be considered as a “work for hire.”

7.5	The Employee represents that there is no agreement with any other party which would conflict with the Employee’s obligations under this Agreement.

8.	At-Will Employment

8.1	SAFLINK and the Employee agree that this employment relationship is at-will and not for any definite term of employment, in that either SAFLINK or the Employee may at any time, for any or no reason, with or without notice, terminate this Employment Agreement.

8.2	On termination of the Employment, the Employee shall return to SAFLINK in accordance with its instructions all of SAFLINK’s proprietary technology and trading models, records, software, models, reports, and other documents and any copies thereof and any other property belonging to SAFLINK which are in the Employee’s possession or under his control. The Employee shall, if so required by SAFLINK, confirm in writing his compliance with his obligations under this Clause.

8.3	The termination of the Employment shall be without prejudice to any right SAFLINK may have in respect of any breach by the Employee of any provisions of this Employment Agreement which may have occurred prior to such termination.

8.4	In the event of termination of the Employment hereunder however arising, the Employee agrees that he will not at any time after such termination represent himself as still having any connection with SAFLINK, except as a former employee.

8.5	Upon a termination of employment under Section 8.1, SAFLINK shall be relieved of all further obligations under this Employment Agreement. Notwithstanding such termination of employment, the Employee shall continue to be bound by the provisions of Sections 6 and 7.

9.	Severability

The various provisions and sub-provisions of this Employment Agreement are severable, and if any provision or sub-provision or identifiable part thereof is held to be invalid or unenforceable by any court of competent jurisdiction, then such invalidity or unenforceability shall not affect the validity of enforceability of the remaining provisions or sub-provisions or identifiable parts in this Employment Agreement.

10.	Warranty

The Employee represents and warrants that he is not prevented by any other Employment Agreement, arrangement, contract, understanding, Court Order or otherwise, which in any way directly or indirectly conflicts, is inconsistent with, or restricts or prohibits him from fully performing the duties of the Employment, in accordance with the terms and conditions of this Employment Agreement.

11.	Notices

Any notice to be given hereunder may be delivered to (a) in the case of SAFLINK, by first class mail addressed to its Registered Office and (b) in the case of the Employee, either to him personally or by first class mail to his last known residence address. Notices served by mail shall be deemed given when they are mailed.

12.	Waivers and Amendments

No act, delay, omission, or course of dealing on the part of any party hereto in exercising any right, power, or remedy hereunder shall operate as, or be construed as, a waiver thereof or otherwise prejudice such party’s rights, powers, and remedies under this Employment Agreement. This Employment Agreement may be amended only by a written instrument signed by the Employee and a duly authorized officer of SAFLINK.

13.	Prior Agreements

This Employment Agreement cancels and is in substitution for all previous letters of engagement, offer letters, agreements, and arrangements (whether oral or in writing) relating to the subject-matter hereof between SAFLINK and the Employee, all of which shall be deemed to have been terminated by mutual consent. This Employment Agreement constitutes the entire terms and conditions of the Employee’s employment and no waiver or modification thereof shall be valid unless in writing, signed by the parties, and only to the extent therein set forth.

14.	Arbitration Jurisdiction and Governing Law

Except for disputes arising under or in connection with Sections 6 and 7, all disputes arising under or in connection with this Employment Agreement or concerning in any way the Employee’s employment shall be submitted exclusively to arbitration in Seattle, Washington under the applicable rules of the Commercial Arbitration Rules of the American Arbitration Association then in effect, and the decision of the arbitrator shall be final and binding upon the parties. Judgment upon the award rendered may be entered and enforced in any court having jurisdiction. The Employee consents to personal jurisdiction of any state or federal court sitting in King County, Washington, in order to enforce any arbitration judgment or the rights of SAFLINK under Sections 6 and 7 and waives any objection that such forum is inconvenient. The Employee hereby consents to service of process in any such action by U.S. mail or other commercially reasonable means of receipted delivery. This Employment Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

15.	Assignability

The rights and obligations contained herein shall be binding on and inure to the benefit of the successors and assigns of SAFLINK. The Employee may not assign his rights or obligations hereunder without the express written consent of SAFLINK.

16.	Headings; Construction

The headings contained in this Employment Agreement are inserted for reference and inserted for reference and convenience only and in no way define, limit, extend, or describe the scope of this Employment Agreement or the meaning or construction of any of the provisions hereof. As used herein, unless the context otherwise requires, the single shall include the plural and vice versa, words of any gender shall include words of any other gender, and “or” is used in the inclusive sense.

17.	Survival of Terms

If this Employment Agreement is terminated for any reason, the provisions of Sections 6 and 7 shall survive and the Employee and SAFLINK, as the case may be, shall continue to be bound by the terms thereof to the extent provided therein.

18.	Employee Acknowledgment

THE EMPLOYEE REPRESENTS THAT HE HAS HAD AMPLE OPPORTUNITY TO REVIEW THIS AGREEMENT AND THE EMPLOYEE ACKNOWLEDGES THAT HE UNDERSTANDS THAT IT CONTAINS IMPORTANT CONDITIONS OF THE EMPLOYMENT AND THAT IT EXPLAINS POSSIBLE CONSEQUENCES, BOTH FINANCIAL AND LEGAL, IF THE EMPLOYEE BREACHES THE AGREEMENT.

AS WITNESS the hands of a duly authorized officer of SAFLINK and of the Employee the day and year first before written.

SAFLINK CORPORATION

BY:
NAME	Ann Alexander
TITLE	Vice President of Operations
DATE	June 6, 2001

BY:
NAME	Glenn L. Argenbright
DATE